                                                                    Exhibit 99.2

                  BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
                        Unaudited Selected Financial Data
                             (dollars in thousands)

                                                   13 Weeks        13 Weeks      13 Weeks       13 Weeks
                                                    Ended           Ended         Ended          Ended
                                                   April 2,        July 2,      October 1,    December 31,
                                                     2005           2005           2005          2005
                                                 ------------   ------------   ------------   ------------
Revenues:
   Net retail sales (excluding Internet sales)   $     83,596   $     71,995   $     81,887   $    112,692
   Internet
    sales                                               2,127          1,284          1,352          3,968
         Total net retail sales                  $     85,723   $     73,279   $     83,239   $    116,660
   Franchise fees                                         306            334            507            829
   Licensing revenue                                       30             86            271            545
                                                 ------------   ------------   ------------   ------------
         Total revenues                          $     86,059   $     73,699   $     84,017   $    118,034
                                                 ------------   ------------   ------------   ------------

                  BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
                        Unaudited Selected Financial Data
                             (dollars in thousands)

                                                   13 Weeks       13 Weeks      13 Weeks       13 Weeks
                                                    Ended          Ended         Ended          Ended
                                                   April 3,        July 3,      October 2,     January 1,
                                                     2004           2004           2004          2005
                                                 ------------   ------------   ------------   ------------

Revenues:
   Net retail sales (excluding Internet sales)   $     67,944   $     64,832   $     65,316   $     96,085
   Internet sales                                       1,551          1,093            897          2,751
       Total net retail sales                    $     69,495   $     65,925   $     66,213   $     98,836
   Franchise fees                                         117            190            191            348
   Licensing revenue                                        -              -            102            245
                                                 ------------   ------------   ------------   ------------
       Total revenues                            $     69,612   $     66,115   $     66,506   $     99,429
                                                 ------------   ------------   ------------   ------------

                  BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
                          Unaudited Selected Store Data

                                  Gross Store Square
Fiscal Year   Period Ending    Footage at End of Period   Store Count
---------------------------------------------------------------------
    1999         1/1/2000                43,791               14
    2000       12/30/2000               123,277               39
    2001       12/29/2001               232,644               71
    2002       12/28/2002               344,318              108
    2003         1/3/2004               462,484              150
    2004         1/1/2005               514,986              170
    2005       12/31/2005               615,194              200